UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 9, 2011 Oncothyreon Inc. (the “Company”) entered into an exclusive, worldwide license agreement with the Stanford-Burnham Medical Research Institute (“SBMRI”) for certain intellectual property related to SBMRI’s small molecule program based on sabutoclax and related compounds. Sabutoclax is a pan-inhibitor of the B-cell lymphoma-2 (“Bcl-2”) family of anti-apoptotic proteins and is currently in pre-clinical development. Overexpression of one or more members of the Bcl-2 family of proteins is common in most human cancers. This overexpression prevents the type of cell death known as apoptosis, resulting in resistance to many frequently used cancer treatments. By blocking Bcl-2 protein function, sabutoclax induces apoptosis in tumor cells and increases the activity of chemotherapy. Sabutoclax inhibits all of the Bcl-2 protein family members, which may prove advantageous when compared with other compounds directed at these targets.

The press release announcing the license is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Oncothyreon Inc. dated September 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

	By:	/s/ Robert L. Kirkman
Robert L. Kirkman, M.D.

President and Chief Executive Officer

Date: September 9, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Oncothyreon Inc. dated September 12, 2011.